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                                                                   EXHIBIT 10.24


                           LOAN AND SECURITY AGREEMENT


        THIS LOAN AND SECURITY AGREEMENT between FIRST VIRTUAL CORPORATION, having a mailing address at 3393 Octavius Drive, Santa Clara, CA 95054 ("Debtor") and HAMBRECHT & QUIST GUARANTY FINANCE, LLC, a California limited liability company, having a mailing address at One Bush Street, San Francisco, California 94104 ("Secured Party") is made and executed on the following terms and conditions. Debtor has applied to Secured Party for a loan or loans and other financial accommodations. Debtor understands and agrees that: (a) in granting, renewing, or extending any Loan, Secured Party is relying upon Debtor's representations, warranties and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of any Loan by Secured Party after the initial Loan advance, and other advances of up to Five Million Dollars cumulatively as may be made pursuant to the Promissory Note dated March 13, 1998, shall be at all times subject to Secured Party's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

        SECTION 1.  CERTAIN DEFINITIONS.
The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

        "Affiliate" shall mean, with respect to any Person, a relative, partner, shareholder holding 25% or more of the voting capital stock of such Person, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

        "Agreement" shall mean this Loan and Security Agreement, as may be modified from time to time, together with all exhibits and schedules attached to this Loan and Security Agreement from time to time.

        "Change of Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities and Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Debtor; or
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Debtor by Persons who were neither (i) nominated by the board of directors of the Debtor nor (ii) appointed by directors so nominated.

        "Collateral" means all right, title and interest of Debtor now owned or hereafter acquired in and to all of its personal property including the following: (a) all equipment and fixtures (including, without limitation, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor; (b) inventory (including, without limitation, (i) raw materials, work in process and finished goods and (ii) all such inventory which are returned to or repossessed by Debtor), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor; (c) all accounts, chattel paper, contract rights and rights to the payment of money; (d) all general intangibles, including, without limitation, customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property and goodwill of Debtor; (e) deposit accounts, money, certificated securities, uncertificated securities, instruments and documents; (f) Intellectual Property, as defined below; and (g) proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance

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                      Loan and Security Agreement, Page 1
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with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

        "Contingent Obligation" means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, as defined below, of another directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, or in respect of which that Person's assets are pledged (valued, in the case of non-recourse assets pledged, at the lesser of the fair market value of the encumbered assets or the amount of Indebtedness so secured); (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) the aggregate net obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices.

        "Debtor"  shall mean First Virtual Corporation.

         "Debtor's Locations" shall mean 3393 Octavius Drive, Santa Clara, CA 95054, and the locations set forth in Schedule I hereto, as updated by Debtor from time to time.


        "Event of Default" shall mean and include any of the Events of Default set forth below in the section titled "Events of Default."

        "GAAP" shall mean generally accepted accounting principles.

        "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

        "Intellectual Property" shall mean all right, title and interest of Debtor now owned or hereafter acquired in and to all of its copyrights, patents and trademarks whether registered or unregistered, foreign or domestic, and all applications and recordings in the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency of the United States, any state thereof or any other country, and all continuations, renewals or extensions of the same, and all trade secrets, inventions (whether or not patentable), scientific processes, technologies, procedures, models and designs (in whatever form maintained or recorded, including, without limitation, computer software and programs), and all books relating thereto, and any and all contracts, including rights to payment thereunder including accounts receivable, deposit accounts, reserves, refunds, deposits, and all royalties, distributions, fees, payments and other monetary obligations owing to Debtor and arising out of the sale, transfer or licensing of goods and/or services, whether or not earned by performance, and whether now existing or hereinafter arising, including, without limitation, license agreements, joint venture agreements and other collaborative agreements, in each case providing for the use or license of any of the foregoing.

        "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "Lien" shall mean any mortgage, lien, deed of trust, charge, pledge, title retention arrangement, capital lease, security interest or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

        "Loan" or "Loans" shall mean and include any and all loans and financial accommodations from Secured Party to Debtor, whether now or hereafter existing, and


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however evidenced including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this agreement from time to time.

        "Loan Obligations" shall mean and include all loans, advances, debts, liabilities, obligations, or any other financial accommodations, owing by Debtor to Secured Party arising under this Loan and Security Agreement, the Promissory Note dated as of the date hereof any promissory note executed and delivered by Debtor pursuant to this Loan and Security Agreement, the Security Agreement, any Related Document, or any other agreement between Debtor and Secured Party of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or arising hereafter including, without limitation, all interest, fees, charges, expenses, attorneys' fees, and accountants' fees chargeable to Debtor or incurred by Secured Party in connection with its dealings with Debtor.

        "MAE" means (i) a material adverse effect on the assets, financial condition, business affairs or prospects of Debtor and its Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of Debtor to repay the Loan Obligations or otherwise perform its Loan Obligations, or (iii) a material impairment of the value or priority of Secured Party's security interests in any of the collateral pledged as security for the Loan Obligations.

        "Maturity Date" means the maturity date evidenced on any Promissory
Note.

        "Permitted Indebtedness" means (a) Indebtedness of Debtor in favor of Secured Party arising under this Agreement, the Promissory Note(s) or the Related Documents, (b) Indebtedness existing on the date of this Agreement and disclosed in writing to Secured Party, (c) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business, (d) capital leases or indebtedness incurred solely to purchase capital assets which are secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition and not to exceed One Million dollars ($1,000,000) outstanding in the aggregate at any one time; (e) other Indebtedness not exceeding One Million dollars ($1,000,000) in the aggregate outstanding at any time; (f) extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Debtor or its Subsidiary, as the case may be; (g) Permitted Senior Indebtedness, (h) Indebtedness incurred to finance the premiums on insurance policies, and (i) Prepaid royalities and deferred revenue in connection with prepaid support services.

        "Permitted Investment" means: (a) Investments existing on the date of this Agreement and disclosed to Secured Party in writing; (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc., ("Moody's"), (d) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by a bank or financial institution whose short term debt is rated "A-1" (or higher) by S&P or "P-1" (or higher) by Moody's, (e) any Investments permitted by Debtor's investment policy, as amended from time to time, provided that any amendment after the date hereof to such investment policy has been approved by Secured Party; (f) overnight Investments in a "sweep account" provided by a commercial bank organized under the laws of the United States or any political subdivision thereof and having a combined capital and surplus of at least $250 million; (f) Investments consisting of the endorsement of negotiable instrument for deposit or collection or similar transaction in the ordinary course of business; (g) Investments consisting of (i) compensation of employees, officers and directors of Debtor or its Subsidiaries so long as the Board of


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Directors of Debtor determines that such compensation is in the best interests of Debtor, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Debtor or its Subsidiaries pursuant to employee stock purchase plans approved by Debtor's Board of Directors; (h) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business; (i) depository and draft accounts maintained by Debtor in the ordinary course of its business; and (j) other Investments not exceeding One Million dollars ($1,000,000) in the aggregate outstanding at any time.

        "Permitted Liens" means the following: (a) any Liens existing on the date of this Agreement and disclosed in writing to Secured Party; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Secured Party's security interests; (c) Liens (i) upon or in any capital assets acquired or held by Debtor or any of its Subsidiaries to secure the purchase price of such capital assets or indebtedness incurred solely for the purpose of financing the acquisition or construction of such capital assets, or (ii) existing on such capital assets at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, accessions thereto and the proceeds thereof;
(d) Liens on equipment leased by Debtor or any Subsidiary pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto); (e) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not resulting in an MAE; (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (g) mechanics', materialmen's, warehousemen's, courier's and similar Liens incurred in the ordinary course of Debtor's business securing obligations not past due;
(h) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c) and
(d) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase, (i) Permitted Senior Liens, (j) Liens on insurance policies and the proceeds thereof, securing the payment of the premiums with respect thereto, and (k) Licenses of Debtor's Intellectual Property in the ordinary course of business and licenses or similar arrangements and liens or other encumbrances on Intellectual Property granted or existing in connection with any joint venture, collaboration, strategic alliance, research and development partnerships or arrangements, and any similar arrangements or agreements.

        "Permitted Senior Liens" means liens securing Permitted Senior Indebtedness.

        "Permitted Senior Indebtedness" means and includes all Indebtedness from Debtor to Senior Secured Lenders, up to a total amount equal to Three Million Two Hundred Twenty Five Dollars ($3,250,000) under (i) a Loan and Security Agreement between Silicon Valley Bank and Debtor dated July 3, 1996, (ii) a Subordinated Loan and Security Agreement between Comdisco, Inc. and Debtor dated April 30, 1997, and (iii) a Subordinated Loan and Security Agreement between Comdisco, Inc. and Debtor dated October 23, 1997.

        "Person" means any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Promissory Note(s)" means that certain Promissory Note, executed by Debtor and dated as of even date herewith, including any amendment thereto, and any other promissory note, if any, as may be executed by Debtor after the date herewith and accepted by Secured Party in its sole judgment and discretion, evidencing additional Loans under this Agreement.



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        "Related Documents" means and includes without limitation the Promissory
Note, the Security Agreement, all other promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with any of the foregoing, provided however that the warrant purchase agreement and warrant are not Related Documents.

        "Security Agreement" means that certain Intellectual Property Security Agreement between Debtor and Secured Party dated as of even date herewith, as amended, modified and supplemented from time to time.

        "Secured Obligations" shall have the meaning given the term set forth below in the section titled "Grant of Security Interest".

        "Secured Party" shall mean HAMBRECHT & QUIST GUARANTY FINANCE, LLC, its successors and assigns.

        "Senior Secured Lenders" shall mean Silicon Valley Bank and Comdisco,
Inc.

        "Subsidiary" means, with respect to any Person, a corporation, association or other business entity (i) of which outstanding capital stock having at least the majority of votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person.

        "Tenant Improvements" means additions, alterations, and improvements that are installed or attached in such a manner as to become an integral part of the premises of real property leased by Debtor, including heating, lighting, electrical, air conditioning, floor to ceiling partitioning, drapery, carpeting, and flooring, excluding, however, all other moveable furniture and trade fixtures.

        SECTION 2. TERM.
This Agreement shall be effective as of the day this Agreement is executed and shall continue thereafter until all Loan Obligations of Debtor to Secured Party have been performed in full.

        SECTION 3. SECURITY

               Section 3.1  Grant of Security Interest.
Debtor hereby assigns and pledges to Secured Party, and hereby grants to Secured Party a security interest in and to the Collateral to secure the payment and performance of all financial obligations of Debtor to Secured Party, however and whenever arising, including the Loan Obligations (the "Secured Obligations").

               Section 3.2  Security Interest Absolute.
All rights of Secured Party and security interests granted hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, irrespective of:

    (i) any lack of validity or enforceability of this Agreement or any of the other Related Documents;

    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement or any other of the Related Documents, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to Debtor, or any of its Affiliates, or otherwise;

    (iii) subject to compliance with applicable laws, any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any



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             manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of Debtor or any of its Affiliates; and

    (iv) any change, restructuring or termination of the corporate structure or existence of Debtor or any of its Affiliates.

               Section 3.3  Continuing Security Interest.
This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations and for so long as any of the covenants or agreements of Debtor under the Related Documents remain unfulfilled, (b) be binding upon Debtor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Secured Party, its successors and assigns. Upon payment in full of the Secured Obligations and performance by Debtor of all of its covenants and agreements contained in the Related Documents the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, Secured Party shall upon request of Debtor execute and deliver to Debtor a release or releases (including, without limitation, Uniform Commercial Code termination statements and instruments of satisfaction, discharge, or reconveyance) to release any liens under this Loan and Security Agreement and any Related Documents with respect to such released Collateral.

               Section 3.4  Limited Authorization.
Debtor hereby authorizes Secured Party to file one or more financing statements, filings, reports, security agreements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law, and names Secured Party as its attorney in fact and authorizes it, if an Event of Default has occurred and is continuing, to execute any and all financing statements on Debtor's behalf solely to the extent necessary or advisable to perfect, continue or give notice of the security interest granted to Security Party hereunder in any of the Collateral. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        SECTION 4.  REPRESENTATIONS AND WARRANTIES.
Debtor represents and warrants to Secured Party as of the date of this Agreement the following:

               Section 4.1.  Capacity.
Debtor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and in every other state where failure to so qualify is reasonably likely to have a MAE.. Debtor has full power, authority, and legal right to own its properties and assets and to conduct its business as presently conducted. Debtor does not have any Subsidiaries, other than First Virtual Limited U.K.

               Section 4.2.  Authority.
Debtor has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and the Related Documents. Debtor's execution, delivery and performance of this Agreement and the Related Documents have been duly authorized by all necessary corporate action. When duly executed and delivered by Debtor, this Agreement and the Related Documents will be legal, valid, and binding obligations of Debtor enforceable in accordance with their respective terms, except as enforceability may be limited by the United States Bankruptcy Code, or other statutes affecting creditor's rights generally or by general principles of equity.

               Section 4.3.  Compliance.
Debtor is not in material violation of, or in default under (i) any provision of its certificate of incorporation, articles of incorporation, or bylaws, or (ii) any material contract, instrument, indenture, judgment, order, writ or decree to which it or any of its Subsidiaries is a party or by which it or any of them is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Debtor or any of its Subsidiaries.


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The execution, delivery, and performance of this Agreement and the Related
Documents will not, with or without the passage of time and giving of notice, result in any such material violation, conflict or default, or an event that results in the creation of any material Lien, charge or encumbrance upon any assets of the Debtor or any of its Subsidiaries or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Debtor or any of its Subsidiaries which is reasonably likely to have a MAE.

               Section 4.4.  Financial Statements.
The audited financial statements for Debtor for the nine months ending 9/30/97 and the unaudited financial statement for Debtor that Debtor for the period ending 1/31/98 supplied to Secured fairly present Debtor's financial condition as of the date of the statements. Such financial statements have been prepared in accordance with GAAP, subject, in the case of unaudited financials, to year-end audit adjustments and footnotes.

               Section 4.5.  Material Adverse Events.
Since the most recent financial statements provided to Secured Party by Debtor there has been no event or condition constituting a MAE.

               Section 4.6.  Taxes.
Each of Debtor and any of its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed by it. Each of Debtor and any of its Subsidiaries has paid all taxes which have or may have become due pursuant to said returns or otherwise or pursuant to an assessment received by Debtor, except such taxes, if any, as are being contested in good faith and as to which reserves have been created on the books of Debtor in accordance with GAAP. The charges, accruals, and reserves in respect of income taxes on the books of Debtor are adequate. Debtor knows of no proposed tax assessment against it or any of its Subsidiaries and no extension of time for the assessment of federal, state, or local taxes of Debtor or any of its Subsidiaries is in effect or has been requested, except as disclosed in the financial statements furnished to Secured Party.

               Section 4.7. Patents and Trademarks
To the best of its knowledge, Debtor has sufficient title and ownership of all patents, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except that no representations are made with respect to noninfringement of patents not issued as of the date hereof or to any exclusive rights to trade secrets or know-how of the Debtor. Except as disclosed in the Audited Financial Statements (as defined in Section 6.1) for Debtor supplied to Secured Party, other than such matters as have been settled, the Debtor has not received any communications alleging that the Debtor has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights or trade secrets or other proprietary rights of any other Person or entity, other than such communication that would not result in a MAE.

               Section 4.8. Priority Interest in Collateral.
Debtor is the legal and beneficial owner of the Collateral free and clear of any Lien, except for Permitted Liens. This Agreement together with the filing of financing statements creates a valid perfected, security interest in the Collateral subject only to Permitted Liens to the extent that a security interest can be perfected by the filing of Uniform Commercial Code financing statements.
               Section 4.9.  Location of Collateral.
All of the Collateral of Debtor is located at the Debtor's Locations, except moveable Collateral that is in transit in the ordinary course of business.

               Section 4.10.  Hazardous Substances.
None of Debtor's properties or assets has ever been used by Debtor or, to the best of Debtor's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in


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accordance with applicable law; to the best knowledge of Debtor none of Debtor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Debtor; and Debtor has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Debtor resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

               Section 4.11. Litigation; Compliance with Laws and Agreements. There are no actions or proceedings pending, or to the knowledge of Debtor threatened, against or affecting Debtor which, if adversely determined, could have a MAE. Debtor is not in default with respect to any writ, the breach of which may have an MAE.

               Section 4.12.  Full Disclosure.
No representation, warranty or other statement made by Debtor in any certificate or written statement furnished to Secured Party contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in the context made.

               Section 4.13.  Survival of Representation and Warranties.
Debtor understands and agrees that Secured Party is relying upon the above representations and warranties in extending Loan advances to Debtor and each of the above representations and warranties be true and correct as of the date of each such extension, except as disclosed in writing to Secured Party from time to time, provided however that if any exceptions have been disclosed to Secured Party, Secured Party shall have no obligation to extend Loan advances to Debtor.

        SECTION  5  CONDITIONS TO LOANS

               Section 5.1 Conditions Precedent to Initial Loan.
The obligation of Secured Party to make the initial Loan is subject to the condition precedent that Secured Party shall have received, in form and substance satisfactory to Secured Party, the following:

               (a)    this Agreement; and

               (b) a certificate of the Secretary of Debtor with respect to bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement; and

               (c)    one or more financing statements (Form UCC-1); and

               (d) an insurance certificate evidencing Debtor's compliance with Section 6.12 of this Agreement; and

               (e)    the Security Agreement; and

               (f) such other documents, and completion of such other matters, as Secured Party may reasonably deem necessary or appropriate; and

               (g) Opinion of Debtor's Counsel in form and substance satisfactory to Secured Party in its discretion.

               Section 5.2 Conditions Precedent to all Advances


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The obligation of Secured Party to make each Loan, including the initial Loan, is further subject to the condition precedent that the representations and warranties contained in this Agreement and the Related Documents shall be true and correct in all material respects on the date of each such Loan as though made at and as of each such date, and no Event of Default (or event that with the passage of time or the giving of notice would result in an Event of Default) shall have occurred and be continuing, or would result from such Loan. The making of each Loan shall be deemed to be a representation and warranty by Debtor on the date of such Loan as to the accuracy of the facts referred to in this Section 5.2.

        Section 6. AFFIRMATIVE COVENANTS.
Debtor agrees to do the following:

               Section 6.1. Financial Statements, Reports and Certifications. Debtor will furnish to Secured Party, in form and substance satisfactory to Secured Party:

               (a) As soon as possible after the end of each fiscal year of Debtor, a complete copy of its audited year-end financial statements which shall include the balance sheet of Debtor as of the close of the fiscal year, an income statement and a statement of cash flows for such year, audited by certified public accountants selected by Debtor and satisfactory to Secured Party.

               (b) No later than thirty (30) days after the end of each month, Debtor's balance sheet as of the close of that month and its income statement and cash flow statement for that month certified as being prepared in accordance with generally accepted accounting principles by the chief financial officer of Debtor.

               (c) Reports on receivable and payable agings, aged by invoice date, within 10 days after the end of each month

               (d) No later than ninety (90) days after the end of each fiscal year, Debtor's new budget or operating plan for the then current fiscal year.

               (e) No later than thirty (30) days after the end of each fiscal quarter, a certificate of the Debtor's chief financial officer, or other equivalent officer, stating that there are no defaults by the Debtor under any of its agreements with the Secured Party or describing any existing default(s) and specific action being taken to cure such default(s). The Debtor's chief financial officer, or other equivalent officer, will, within five days after Debtor's obtaining knowledge of the occurrence of an event of default under any of the foregoing, issue a statement describing the default, and specific action being taken to cure the default.

               (f) Promptly after receipt thereof provide all audit reports prepared by the Debtor's independent accountants, notice of any action or preceding before any court or governmental agency, copies of all federal and state patent, trademark or copy right applications and registrations of the same, notice of any circumstance which may reasonably be expected to have a MAE on the Debtor, and promptly after request therefor such other information as the Secured Party may reasonably request.

               (g) If Debtor becomes a company the stock of which is traded on a nationally recognized public stock exchange, Debtor's obligations hereunder shall be satisfied by providing Secured Party with all financial information filed with the Securities and Exchange Commission within five (5) days after each filing, and by providing copies of all press releases as soon as reasonably practicable after they are published, and by providing, if requested in writing


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                      Loan and Security Agreement, Page 9
        by Secured Party, all of the information described in Sections 6.1(a) and 6.1(b) within thirty (30) days of such written request.

               Section 6.2   Other Information.
Debtor will (a) maintain books and records concerning its business that are complete and accurate in all material respects, (b) upon request, furnish to Secured Party such information, statements, lists of property and accounts, lists of assets and liabilities, agings of receivables and payables, inventory schedules, insurance certificates or reports, budgets, forecasts, or reports as Secured Party may reasonably request with respect to the business, affairs, and financial condition of Debtor, and (c) permit Secured Party or representatives thereof, subject to the confidentiality provisions of Section 10.10, with reasonable notice to Debtor, to inspect the properties of Debtor and any of its Subsidiaries and to inspect, audit, make copies of, and make extracts from, the books or accounts of Debtor and any of its Subsidiaries.

               Section 6.3   Expenses.
Debtor will pay all reasonable out-of-pocket expenses of Secured Party (including, but not limited to, reasonable fees and disbursements of Secured Party's) incident to (a) the protection of the rights of Secured Party under this Agreement and the Related Documents, including, but not limited to, the perfection of Secured Party's Lien in Debtor's Collateral and any amendments, extensions and renewals thereof or (b) defense by Secured Party against all claims against Secured Party relating to any of its acts of commission or omission directly or indirectly relating to this Agreement and the Related Documents, all whether by judicial proceedings or otherwise (other than claims which are (i) sustained by a court of competent jurisdiction, (ii) non-appealable and (iii) predicated on Secured Party's gross negligence or willful misconduct); or (c) otherwise incurred in connection with Debtor, this Agreement, or any Related Document. Without limiting the generality of the foregoing, Debtor shall reimburse Secured Party for all reasonable attorneys' fees and all other reasonable costs incurred by Secured Party in order to do the following; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim, third-party claim, or other claim; examine, audit, copy and inspect any of the Collateral or any of Debtor's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Secured Party's security interest in, the Collateral; and otherwise represent Secured Party n any litigation relating to Debtor. If either Secured Party or Debtor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree award or judgment. All attorneys' fees and costs to which Secured Party may be entitled pursuant to this Paragraph shall be part of Debtor's Secured Obligations and shall bear interest at a rate equal to the highest interest rate applicable to the Note. Debtor will also pay and save the Secured Party harmless from any and all liability with respect to any stamp or other taxes (other than income taxes based on Secured Party's income) which may be determined to be payable in connection with the making of Loans, the entering into of this Agreement and the Related Documents or any action of Secured Party with respect to the Collateral, including, without limitation, transfer of the Collateral to Secured Party's name or that of its nominee or the purchaser at a foreclosure sale.

               Section 6.4  Notice of Litigation.
Debtor will promptly give notice to Secured Party in writing of any proceedings, claim, or dispute which may exist between Debtor and any Person, and which, if adjudicated adversely to Debtor, could reasonably be expected to result in a MAE or any labor controversy resulting in or threatening to result in a strike against Debtor, or proposal by any public authority to acquire a material portion of the assets or business of Debtor.

               Section 6.5   Maintenance of Existence.
Subject to Section 7.3 hereof, Debtor will preserve and maintain its legal existence and all rights, privileges and franchises of it or any of its Subsidiaries necessary or desirable in the normal conduct of its or their business, will conduct its or their business in an orderly,



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                      Loan and Security Agreement, Page 10
efficient and regular manner, and will comply in all material respects with all applicable laws and regulations and the terms of any indenture, note, agreement, contract or other instrument to which it or any of its Subsidiaries may be a party or under which it or any of its Subsidiaries or its or their properties may be bound, the noncompliance with which could reasonably be expected to result in a MAE.

               Section 6.6   Maintenance of Properties, etc.
Debtor will maintain and preserve all of the properties of it or any of its Subsidiaries, necessary or useful in the proper conduct of its or their business in good working order and condition, ordinary wear and tear and dispositions of obsolete equipment and other dispositions in the ordinary course of business excepted.

               Section 6.7   Material Adverse Change.
Promptly inform Secured Party in writing of an event or condition constituting an MAE.

               Section 6.8   Other Agreements.
Other than as otherwise allowed, comply (and cause each of its Subsidiaries to comply) with all material terms and conditions of all other material agreements, whether now or hereafter existing, between Debtor (and each of its Subsidiaries) and any other party.

               Section 6.9   Loan Proceeds.
Use all Loan proceeds solely for Debtor's business operations, working capital and general corporate purposes and to make Permitted Investments.

               Section 6.10  Further Assurances.
Make, execute and deliver to Secured Party such promissory notes, mortgages, deed of trust, security agreements, financing statements, instruments, documents and other agreements as Secured Party or its attorneys may reasonably request to evidence and secure the Loan and to perfect Secured Party's Liens.

               Section 6.11 Use of Collateral.
Debtor shall keep the Collateral located at the Debtor's Locations, other than in ordinary course of Debtor's business. Debtor agrees to give Secured Party at least thirty (30) days prior written notice before changing its name from that set forth on the signature page hereof, before moving its chief executive office or principal place of business from the address set forth on the signature page hereof, or before using any trade names or styles in its business in California other than the use of those trade names and styles described to Secured Party in writing prior to the date of this Agreement.

               Section 6.12  Insurance
Debtor shall, at its own cost and expense, maintain insurance with respect to the Collateral against loss or damage by fire, theft, explosion and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar business and comparable size for the full insurable value of the Collateral, including earthquake insurance, except that earthquake insurance shall not be required provided that Debtor records a duplicate copy of all of the software used in Debtor's products at an off-site location no less frequently than monthly. All such policies of insurance shall be in form and substance reasonably satisfactory to, and shall be with insurers reasonably acceptable to, Secured Party, and shall include a loss payable endorsement naming Secured Party loss payee, as its interest may appear, all in form and substance reasonably satisfactory to Secured Party, except in respect of equipment financed or leased by third parties. Upon each renewal of such insurance, Debtor shall, if so requested by Secured Party, deliver to Secured Party, original or duplicate policies of such insurance and a report of a reputable insurance broker with respect to such insurance

               Section 6.13  Government Compliance


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                      Loan and Security Agreement, Page 11

Debtor shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which would reasonably be expected to result in a MAE.


               Section 6.14. Perfection and Priority of Security Interest; Landlord Waivers
Debtor shall assist Secured Party at all times to have a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, provided, however, that Debtor not be required to perfect Secured Party's security interest in any Collateral located outside the U.S., or perfect the registration of Intellectual Property outside of the U.S.. Debtor shall at all times defend Secured Party and the Collateral against all claims of others, subject to Permitted Liens. Debtor is not and will not become a lessee under any real property lease pursuant to which the lessor or any other person may obtain any rights in any of the Collateral, other than Tenant Improvements, and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Debtor's right to remove any Collateral, other than Tenant Improvements, from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Debtor shall, if requested by Secured Party, use its best efforts to cause such third party to execute and deliver to Secured Party, in form acceptable to Secured Party, such waivers, consents, agreements and subordination's as Secured Party shall specify. Debtor will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the collateral now or in the future may be located.

        SECTION 7.  NEGATIVE COVENANTS.
Debtor covenants and agrees that, without the prior written consent of Secured Party, which may be withheld in Secured Party's sole discretion, so long as any credit hereunder shall be available and until payment in full of the outstanding Loan Obligations or for so long as Secured Party may have any commitment to make any Loans, Secured Party will not do any of the following:

               Section 7.1   Indebtedness.
Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

               Section 7.2   Liens.
Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

               Section 7.3   Mergers or Acquisitions
Merge or consolidate with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that this Section 7.3 shall not apply to (i) transactions among Debtor and its Subsidiaries in which the Debtor is the surviving entity, (ii) mergers and acquisitions entered into for the purpose of changing the Debtor's or any Subsidiary's jurisdiction of incorporation and (iii) acquisitions, the purchase price for which consists solely of capital stock or the cash portion of the purchase price for which does not exceed Five Million dollars ($5,000,000), other than the purchase of stock in a Subsidiary, but Debtor shall give Secured Party at least 20 days advance written notice of any transaction in clause (i), (ii), or (iii) above and shall execute and deliver all such documents and instruments and take all such actions as are necessary to continue in effect Secured Party's first-priority, perfected security interest in the Collateral.

               Section 7.4   Change in Business
Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Debtor and its Subsidiaries and any business substantially similar, related or ancillary thereto.


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                      Loan and Security Agreement, Page 12

               Section 7.5   Distributions.
Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock; provided, that (i) Debtor may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Debtor may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, and (iii) for so long as an Event of Default has not occurred, Debtor may repurchase stock from former employees, officers, consultants, business partners, and directors of Debtor in accordance with the terms of it employee stock ownership plans or other agreements.

               Section 7.6   Dispositions
Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of inventory in the ordinary course of business or otherwise; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the Intellectual Property of Debtor or its Subsidiaries; (iii) Transfers of worn-out or obsolete equipment, or equipment financed by other vendors, (iv) Transfers of exclusive licenses and similar arrangements with geographic region or time limitations or otherwise in Borrower's discretion, and (v) Transfers of other assets not in excess of $500,000 in any fiscal year during the term of this Agreement.

               Section 7.7   Investments.
Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

               Section 7.8   Transactions with Affiliates
Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Debtor except for transactions that are in the ordinary course of Debtor's business, upon fair and reasonable terms that are no less favorable to Debtor than would be obtained in an arm's length transaction with a nonaffiliated Person.

        SECTION 8.  EVENTS OF DEFAULT
If one or more of the following events shall occur ("Events of Default" or an "Event of Default"):

               (a) Debtor shall fail to pay principal or interest on any Loan when due, or

               (b) Debtor shall fail to pay any other Loan Obligation when due and such failure shall continue for 3 business days; or

               (c) Any representation or warranty made by Debtor in, or pursuant to, this Agreement or any Related Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

               (d) Debtor shall be in default in the performance any term, or provision of Section 7; or

               (e) any breach of any of the provisions of Section 6.1, 6.2, or 6.10, which is not cured within 10 days following written notice of such breach; or

               (f) There shall be a default in any agreement to which Debtor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that would reasonably be expected to have a MAE; or

               (g) An order for relief shall be entered against Debtor by any United States Bankruptcy Court; or Debtor shall generally not pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended or any


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                      Loan and Security Agreement, Page 13
        successor statute thereto) or make an assignment for the benefit of creditors; or Debtor shall apply for or consent to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such custodian, receiver, trustee, or similar officer shall be appointed without the application or consent of Debtor and such appointment shall continue undischarged for a period of sixty (60) days; or Debtor shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against Debtor and shall remain undismissed for a period of sixty (60) days; or

               (h) This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of this Agreement or any Related Document to create a valid and perfected first priority security interest or lien subject to Permitted Liens in all the Collateral at any time and for any reason); or

               (i) Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Debtor against any Collateral with a fair market value of One Hundred Thousand Dollars ($100,00) or more, or any creditor takes, attempts to take or gives written or oral notice to Debtor of its intent to take any action against the property of Debtor or any of its subsidiaries on or in which Secured Party has a lien or security interest. This includes a garnishment, attachment, or levy on or of any of Debtor's deposit accounts; or

               (j)    There shall occur a MAE; or

               (k)    There shall occur a Change of Control; or

               (l) Except for the events described in (a) through (j) above, Debtor shall be in default in the performance of, or Debtor fails or neglects to perform, keep, or observe, any term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the Related Documents, and Debtor has failed to cure such default within thirty (30) days from the occurrence thereof; or

               (m) A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Debtor and shall remain unsatisfied and unstayed for a period of thirty (30) days;

        SECTION 9      REMEDIES

               Section 9.1   Rights and Remedies
Upon the occurrence and during the continuance of an Event of Default, Secured Party may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Debtor:

               (a) Declare all Loan Obligations, whether evidenced by this Agreement, by any of the Related Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8(g) all Loan Obligations shall become immediately due and payable without any action by Secured Party);

               (b) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Secured Party reasonably considers advisable in the exercise of its reasonable credit judgment;

               (c) Without notice to or demand upon Debtor, make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interest


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                      Loan and Security Agreement, Page 14
in the Collateral. Debtor agrees to assemble the Collateral if Secured Party so requires, and to make the Collateral available to Secured Party as Secured Party may designate. Debtor authorizes Secured Party to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Secured Party's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Debtor's owned premises, Debtor hereby grants Secured Party a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Secured Party's rights or remedies provided herein, at law, in equity, or otherwise;

               (d) Without notice to Debtor, set off and apply to the Loan Obligations any and all (i) balances and deposits of Debtor held by Secured Party, or (ii) indebtedness at any time owing to or for the credit or the account of Debtor held by Secured Party;

               (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Secured Party is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Secured Party's exercise of its rights under this Section 9.1, Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit;

               (f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as Secured Party determines is commercially reasonable;

               (g) Secured Party may credit bid and purchase at any public sale;

               (h) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Debtor.

               Section 9.2  Increase Interest Rate
Upon Debtor's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, if permitted under applicable law,
(a) the interest rate on the Promissory Note(s) shall be increased up to fifteen percent (15%) per annum, or, if lower, up to the maximum interest amount allowable by applicable law, and (b) any unpaid accrued interest shall be added to principal and such sum will bear interest therefrom until paid at the rate herein provided.

               Section 9.3  Additional Expenses
Debtor will, upon demand, pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in respect of Debtor including without limitation those incurred in connection with (i) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by Debtor to perform or observe any of the provisions hereof, (iv) any performance by Secured Party under Section 9.5, and the reasonable expenses of Secured Party incurred in connection therewith.

               Section 9.4  Secured Party Appointed Attorney-in-Fact.
So long as any Event of Default is continuing, Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor or otherwise, from time to time in Secured Party's good-faith discretion to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to


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                      Loan and Security Agreement, Page 15
accomplish the purposes of this Agreement, in a manner consistent with the terms hereof, including, without limitation:

    (a) to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 6.12 hereof; and

    (b) to ask, demand, collect, sue for, recover, compromise, receive, and give acquaintance and receipts for moneys due and to become due under or in connection with the Collateral; and

    (c) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection or perfection of a security interest in any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

    (d) to execute any and all applications, documents, papers and instruments for Secured Party to use any of the Collateral, to grant or issue any exclusive or nonexclusive license with respect to any of the Collateral, and to assign, convey or otherwise transfer title to or dispose of any of the Collateral.

               Section 9.5 Secured Party May Perform.
If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause the performance of, such agreement. Secured Party and any representatives of Secured Party shall have, in addition to all its other rights under this Agreement, the right to obtain access to Debtor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Secured Party deems necessary for the purpose of effectuating its rights under this Agreement and any other of the Related Documents. Debtor agrees that Secured Party has no obligation to preserve rights to the Collateral against any other.

               Section 9.6  Secured Party's Duties.
The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Collateral in the possession of Secured Party, and the accounting for moneys and for other properties actually received by Secured Party hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining thereto.

               Section 9.7  Other Rights and Remedies
Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, all the rights and remedies of a secured party on default under the Uniform Commercial Code of the State of California (the "Code") in effect at that time (whether or not the Code then applies to the affected Collateral), and remedies granted to it under any of the other Related Documents, at law, in equity or otherwise available.

        SECTION 10.  MISCELLANEOUS PROVISIONS.
The following miscellaneous provision are a part of this Agreement:

               Section 10.1  Amendments.
This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

               Section 10.2  Applicable Law.
This Agreement has been executed, delivered and accepted by each party hereto in the State of California, and this Agreement shall be governed by and construed in accordance with the laws of the State of California.

               Section 10.3  Caption Headings.
Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.


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                      Loan and Security Agreement, Page 16

               Section 10.4   Successors and Assigns.
This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Debtor without Secured Party's prior written consent, which consent may be granted or withheld in Secured Party's sole discretion. Secured Party shall have the right at any time with or without the consent of Debtor to sell, transfer, or negotiate all or any part of, or any interest in the Loan Obligations, this Agreement or any of the Related Agreements, and upon any such sale, transfer or negotiation, the assignee thereof shall be entitled to all of the right title and interest of the Secured Party so transferred.

               Section 10.5  Consent to Loan Participation.
Debtor agrees to and consents to Secured Party's sale, or transfer, whether now or later, of one or more participation interest in the Loans to one or more purchasers, whether related or unrelated to Secured Party; provided, that in no event shall Secured Party sell or transfer a participation to any competitor of Debtor. Secured Party may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Secured Party may have about Debtor or about any other matter relating to the Loan, and Debtor hereby waives any rights to privacy it may have with respect to such matters; provided such purchasers agree to the confidentiality provisions hereof. Debtor additionally waives any and all notices of sale of participation interest, as well as all notices of any repurchase or such participation interest in the Loans. Debtor further waives all rights of offset or counterclaim that it may have now or later against Secured Party or against any purchaser of a participation interest and unconditionally agrees that either Secured Party or such purchaser may enforce Debtor's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loans. Debtor further agrees that the purchaser of a participation interest may enforce its interest irrespective of any personal claims or defenses that Debtor may have against Secured Party. Any costs associated with the attempt to arrange any such participation interest will be borne by Secured Party.

               Section 10.6  Indemnification.
Debtor hereby indemnifies and saves and holds Secured Party and any participant (or any persons, employees, officers or agents designated by Secured Party and any participant) harmless from and against any and all claims, damages, loss, liability or judgments which may be incurred or sustained by Secured Party, any participant, and such designees or asserted against Secured Party, any participant, and such designees, directly or indirectly, in connection with the existence of or the exercise of any of the rights of Secured Party under this Security Agreement or any of the of the Related Documents except to the extent the same arises by reason of the gross negligence or willful misconduct of the Person seeking indemnification.

               Section 10.7  Notices.
All notices required to be given under this Agreement shall be given in writing and shall be effective when actually received or five days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Debtor, notice to any Debtor will constitute notice to all Debtors. For notice purposes, Debtor agrees to keep Secured Party informed at all times of Debtor's current address(es).

               Section 10.8.  Severability.
If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.



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

               Section 10.9  Waiver.
Secured Party shall not be deemed to have waived any rights under this Agreement, unless such waiver is given in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of Secured Party's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Secured Party, nor any course of dealing between Secured Party and Debtor, shall constitute a waiver of any of Secured Party's rights or of any obligations of Debtor as to any future transactions. Whenever the consent of Secured Party is required under this Agreement, the granting of such consent by Secured Party in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Secured Party.

               Section 10.10.  Confidentiality.
In handling any confidential information Secured Party shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to or in connection with this Agreement except that disclosure of such information may be made (i) to the Subsidiaries of Affiliates of Secured Party in connection with their present or prospective business relations with Debtor, provided that they have entered into a comparable confidentiality agreement in favor of Debtor and have delivered a copy to Debtor, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Debtor and have delivered a copy to Debtor, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Secured Party. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Secured Party when disclosed to Secured Party, or becomes part of the public domain after disclosure to Secured Party through no fault of Secured Party; or (b) is disclosed to Secured Party by any third party, provided Secured Party does not have actual knowledge that such third party is prohibited from disclosing such information.

               Section 10.11.  Counterparts.
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

               SECTION 10.12.  WAIVER OF JURY TRIAL.
DEBTOR AND SECURED PARTY EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY OF THE LOAN OBLIGATIONS. EACH OF DEBTOR AND SECURED PARTY HEREBY ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER TO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

               Section 10.13 Subordination Agreements.
Secured Party hereby agrees to execute a form of subordination agreement of each Senior Secured Creditor.


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



IN WITNESS WHEREOF, the parties have executed this Agreement as of the 12th day of March, 1998:





DEBTOR:

FIRST VIRTUAL CORPORATION




By: /s/ J.O. MITCHELL
    --------------------------------

Title: CFO
       -----------------------------





SECURED PARTY:

HAMBRECHT & QUIST GUARANTY FINANCE, LLC:



By: /s/ ANDREW W. KAHN
    ----------------------------------

Title: President
       -------------------------------




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